UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 24, 2005

WATSCO, INC.

(Exact name of registrant as specified in its charter)

Florida	1-5581	59-0778222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (305) 714-4100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 24, 2005, Watsco, Inc. (the “Company”) appointed Robert H. Dickinson to the Company’s Board of Directors to fill a vacancy. Mr. Dickinson will not serve on any committees of the Board of Directors of the company before new committee assignments are determined in connection with the Company’s 2005 annual meeting of shareholders. Mr. Dickinson has been President and Chief Executive Officer of Carnival Cruise Lines since May 2003. He was President and Chief Operating Officer of Carnival Cruise Lines from May 1993 to May 2003. Mr. Dickinson currently serves as a member of the Board of Directors of Carnival Corporation and Carnival plc, the largest cruise vacation group in the world. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 7.01. Regulation FD Disclosure

The Company is attaching a copy of a press release dated January 28, 2005 as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
99.1	Press release dated January 28, 2005 issued by Watsco, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: January 28, 2005	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated January 28, 2005 issued by Watsco, Inc.